SINO FIBRE COMMUNICATIONS, INC.
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Tel: 212-907-6522
Fax: 917-368-8005

PRESS RELEASE

Sino Fibre Enters Into a Joint Venture With
China Association of Small and Medium Enterprises

NEW YORK, January 7, 2008 - Sino Fibre Communications, Inc. (OTCBB:SFBE), a broadband and value added Internet services provider in China, announced that it has entered into a co-operation agreement with China Association of Small and Medium Enterprises ("CASME") to establish China Business Online Company Limited, a joint venture to explore the Chinese market and introduce e-business and provide barter trade services to Chinese small and medium sized enterprises.

CASME is administered by the National Development and Reform Commission to provide business development assistance to Chinese medium and small enterprises in China and aboard. CASME operates across China with branch offices in cities and provinces throughout the country. CASME's currently has 580,000 registered members and continues to grow at a rapid pace, view more at www.ca-sme.org.

Sino Fibre Communications, Inc. and CASME have agreed to work together to take advantage of advanced international management practices to provide barter trade services for Chinese small and medium sized enterprises. The parties will jointly establish China Business Online Company Limited in China, which will be wholly funded by Sino Fibre Communications, Inc. CASME will provide the CASME brand, government and member resources to develop the business of China Business Online Company Limited. The parties intend that CASME will hold a 15% performance share equity with the specific equity allocation to be settled upon the establishment of China Business Online Company Limited. Other terms of the joint venture will be agreed to by the parties in future negotiation sessions.

Ben Yan, President and Chief Executive Officer of Sino Fibre Communications, Inc., commented on this new business development with, "This joint co-operation business venture with CASME will provide an international e-commerce platform for all CASME members to conduct their e-commerce and e-barter trading under one state-of-art, secured, robust network infrastructure. These transactions will create increased demand for Internet online traffic riding on fiber optic telecommunication networks, which will create a recurring revenue stream for Sino Fibre."

About Sino Fibre Communications, Inc.

Established in May 2005, Sino Fibre Communications, Inc. is an open source company dedicated to provide international standard fiber optic backbone telecommunications transmission related sales and leasing services in China to all foreign telecommunications carriers and corporate users.

For more information about Sino Fibre Communications, Inc., please visit www.sinofibre.com.

The Sino Fibre Communications Corporate Logo is available at http://www.primenewswire.com/newsroom/prs/?kpgid_4102

This press release may contain, in addition, to historical information, forward-looking statements. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements include, among others, general economic conditions, adverse industry events, industry and government regulation, inability to implement business strategies, competition, currency fluctuations and doing business in China (including risks relating to state ownership, government intervention, foreign investment, repatriation of profits, currency conversion, shareholders' rights, enforcement of judgments, legal system developments, protection of intellectual property rights, permits and business licenses, appropriation, tax, infrastructure and interest rate fluctuations). Readers are cautioned not to place undue reliance on the forward-looking statements made in this press release.

Contact:

Sino Fibre Communications, Inc.

Media Contact:
Ben Yan
President and Chief Executive Officer
Tel: 212-907-6522
Fax: 917-368-8005
ben.yan@sinofibre.com

Investor Relations:
Dennis Burns
Tel: 416-951-4842
denny@nvestrain.com

www.NVESTrain.com